EXHIBIT 99.1

ON Semiconductor Reports Second Quarter of 2009 Results

For the second quarter of 2009, highlights include:

•	Total revenues of $419.8 million

•	Adjusted EBITDA of $78.3 million

•	GAAP net loss of $0.01 per fully diluted share

•	Non-GAAP net income of $0.09 per fully diluted share

•	Cash provided by operating activities of $58.3 million

•	Internal inventories declined by $29.7 million

•	Reduction in debt of $26.6 million

•	Cash and cash equivalents of $403.4 million

PHOENIX, Ariz. – Aug. 5, 2009 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the second quarter of 2009 were $419.8 million, an increase of approximately 11 percent from the first quarter of 2009. During the second quarter of 2009, the company reported a GAAP net loss of $3.0 million, or $0.01 per fully diluted share. The second quarter 2009 GAAP net loss included net charges of $41.7 million, or $0.10 per fully diluted share, from special items. The special item details can be found in the attached schedules. During the first quarter of 2009, the company reported a GAAP net loss of $33.9 million, or $0.08 per fully diluted share.

Second quarter 2009 non-GAAP net income was $38.7 million, or $0.09 per share on a fully diluted basis. First quarter 2009 non-GAAP net income was $13.7 million, or $0.03 per share on a fully diluted basis. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at www.onsemi.com.

On a mix-adjusted basis, average selling prices in the second quarter of 2009 were down approximately one percent when compared to the first quarter of 2009. The company’s gross margin in the second quarter was 32.9 percent. Non-GAAP gross margin in the second quarter of 2009 was 34.7 percent. GAAP gross margin in the second quarter included a net charge of approximately $7.4 million, or approximately 180 basis points, from special items. The special item details can be found in the attached schedules.

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ON Semiconductor Reports Second Quarter of 2009 Results

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Adjusted EBITDA for the second quarter of 2009 was $78.3 million. Adjusted EBITDA for the first quarter of 2009 was $57.9 million.

“After a very challenging period for the industry and ON Semiconductor, we are beginning to see stabilization in each of our end-markets and a resumption of seasonal growth patterns in our consumer-oriented end markets,” said Keith Jackson, ON Semiconductor president and CEO. “The aggressive actions the company has taken to reduce our overall cost structure, including the rationalization of our manufacturing network, puts ON Semiconductor in a favorable position when the industry fully recovers from the current economic downturn. These actions also further improve our leadership position in manufacturing efficiency within the industry. We continue to rationalize our inventory levels having reduced internal inventories for the second consecutive quarter. In total, we have reduced internal inventories by approximately 20 percent, or $66 million, since the fourth quarter of 2008. While there is still great uncertainty on the trajectory of the economic recovery, we believe the worst of the crisis is behind us. As the overall market continues to recover, we believe our ability to increase the cash flow of the business from current levels will strengthen.”

THIRD QUARTER 2009 OUTLOOK

“Based upon product booking trends, backlog levels and estimated turns levels, we anticipate that total revenues will be approximately $445 to $455 million in the third quarter of 2009,” Jackson said. “Backlog levels at the beginning of the third quarter of 2009 were up from backlog levels at the beginning of the second quarter of 2009 and represent approximately 90 percent of our anticipated third quarter 2009 revenues. We expect that average selling prices for the third quarter of 2009 will be down approximately one percent, sequentially. Starting in the first quarter of 2009, we began recording non-cash interest expense associated with the adoption of FASB Staff Position No. APB 14-1 related to our convertible senior subordinated notes. In the third quarter of 2009, we anticipate approximately $8 million of non-cash interest expense associated with this adoption. The following table outlines our third quarter 2009 GAAP and non-GAAP outlook.”

ON Semiconductor Reports Second Quarter of 2009 Results

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ON SEMICONDUCTOR Q3 2009 BUSINESS OUTLOOK

	GAAP	Special Items *	Non-GAAP***

Revenue	$445 to $455 million		$445 to $455 million

Gross Margin	35.0% to 36.0%	$7 million	36.5% to 37.5%

Operating Expenses	$120 to $125 million	$20 million	$100 to $105 million

Interest/Other Expenses	$10 to 11 million		$10 to 11 million

Convertible Notes, Non-cash Interest Expense	$8 million	$8 million	$0 million

Tax	$4 million	$1 million	$3 million

Fully Diluted Share Count **	435 million		435 million

*	Special Items can include: stock based compensation expense; restructuring, asset impairments and other, net; expensing of appraised inventory fair market value (FMV) step up; amortization of intangibles; goodwill impairments; income tax adjustments to approximate cash taxes; non-cash interest expense and certain other special items as necessary.
**	Fully diluted share count can vary for among other things, the actual exercise of options or restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or the sale of treasury shares. Please refer to the table on our website for potential changes to the Fully Diluted Share Count.
***	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our news releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Time (ET) on Aug. 5, 2009 to discuss this announcement and ON Semiconductor’s results for the second quarter of 2009. The company will also provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing 888-546-9664 (U.S./Canada) or 973-935-8144 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 18498303. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available through Aug. 12, 2009. To listen to the teleconference replay, call 800-642-1687 (U.S./Canada) or 706-645-9291 (International). You will be required to provide the Conference ID Number – which is 18498303.

ON Semiconductor Reports Second Quarter of 2009 Results

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About ON Semiconductor

With its global logistics network and strong product portfolio, ON Semiconductor (Nasdaq: ONNN) is a preferred supplier of high performance, energy efficient, silicon solutions to customers in the power supply, automotive, communication, computer, consumer, medical, industrial, mobile phone, and military/aerospace markets. The company’s broad portfolio includes power, signal management, analog, DSP, advance logic, clock management, non-volatile memory and standard component devices. Global corporate headquarters are located in Phoenix, Arizona. The company operates a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the future financial performance of ON Semiconductor and our ability to increase cash flow from current levels. These forward-looking statements are based on information available to ON Semiconductor as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON Semiconductor’s control. In particular, such risks and uncertainties include difficulties encountered in integrating merged businesses; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; poor economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2009, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s SEC filings. These forward-looking statements should not be relied upon as representing ON Semiconductor’s views as of any subsequent date and ON Semiconductor does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON Semiconductor Reports Second Quarter of 2009 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Six Months
	July 3, 2009	April 3, 2009	June 27, 2008 (1)	July 3, 2009	June 27, 2008 (1)
Net revenues	$419.8	$379.1	$562.7	$798.9	$984.6
Cost of revenues	281.6	267.0	371.1	548.6	646.4

Gross profit	138.2	112.1	191.6	250.3	338.2
Gross margin	32.9%	29.6%	34.1%	31.3%	34.3%

Operating expenses:
Research and development	50.7	43.6	67.5	94.3	107.8
Selling and marketing	28.4	29.0	37.9	57.4	63.7
General and administrative	30.0	27.3	31.9	57.3	55.7
In-process Research and Development	—	—	—	—	17.7
Amortization of acquisition related intangible assets	7.3	7.2	6.7	14.5	9.1
Restructuring, asset impairments and other, net	8.1	9.6	14.2	17.7	20.0

Total operating expenses	124.5	116.7	158.2	241.2	274.0

Operating income (loss)	13.7	(4.6)	33.4	9.1	64.2

Other income (expenses), net:
Interest expense	(15.7)	(17.7)	(20.0)	(33.4)	(39.1)
Interest income	0.2	0.4	1.8	0.6	3.8
Other	(0.5)	(2.2)	1.2	(2.7)	(0.7)
Loss on debt repurchase	(0.9)	(2.2)	—	(3.1)	—

Other expenses, net	(16.9)	(21.7)	(17.0)	(38.6)	(36.0)

Income (loss) before income taxes	(3.2)	(26.3)	16.4	(29.5)	28.2
Income tax benefit (provision)	1.0	(7.2)	17.1	(6.2)	16.0

Net income (loss)	(2.2)	(33.5)	33.5	(35.7)	44.2
Net (income) loss attributable to minority interest	(0.8)	(0.4)	0.7	(1.2)	1.0

Net income (loss) attributable to ON Semiconductor Corporation	$(3.0)	$(33.9)	$34.2	$(36.9)	$45.2

Net income (loss) per common share attributable to ON Semiconductor Corporation:
Basic:	$(0.01)	$(0.08)	$0.09	$(0.09)	$0.13

Diluted:	$(0.01)	$(0.08)	$0.08	$(0.09)	$0.13

Weighted average common shares outstanding:
Basic	420.7	413.6	397.2	417.1	352.8

Diluted:	420.7	413.6	405.8	417.1	360.1

(1)

The consolidated statement of operations for the quarter and six months ended June 27, 2008 has been modified compared to previously reported amounts to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” during the first quarter of 2009.

ON Semiconductor Reports Second Quarter of 2009 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	July 3, 2009	April 3, 2009	December 31, 2008 (1)
Assets
Cash and cash equivalents	$403.4	$402.4	$458.7
Receivables, net	254.1	192.6	188.8
Inventories, net	269.5	299.2	335.5
Other current assets	44.1	47.2	55.5
Deferred income taxes, net of allowances	14.3	13.2	12.0

Total current assets	985.4	954.6	1,050.5
Property, plant and equipment, net	734.1	744.9	770.8
Goodwill	160.5	160.4	160.2
Intangible assets, net	306.6	314.4	333.4
Other assets	37.6	36.7	44.6

Total assets	$2,224.2	$2,211.0	$2,359.5

Liabilities and Stockholders’ Equity
Accounts payable	$147.3	$134.5	$178.2
Accrued expenses	136.4	127.9	138.4
Income taxes payable	6.5	5.1	4.1
Accrued interest	1.1	5.0	1.3
Deferred income on sales to distributors	102.8	100.9	114.1
Current portion of long-term debt	174.8	86.6	107.9

Total current liabilities	568.9	460.0	544.0
Long-term debt	729.5	844.3	901.9
Other long-term liabilities	44.5	45.9	48.1
Deferred income taxes, net of allowances	12.9	12.0	10.0

Total liabilities	1,355.8	1,362.2	1,504.0

ON Semiconductor Corporation stockholders’ equity:
Common stock	4.7	4.7	4.6
Additional paid-in capital	2,874.1	2,853.2	2,810.7
Accumulated other comprehensive loss	(67.6)	(68.6)	(53.6)
Accumulated deficit	(1,602.3)	(1,599.3)	(1,565.4)
Less: treasury stock, at cost	(359.0)	(358.9)	(358.1)

Total ON Semiconductor Corporation stockholders’ equity	849.9	831.1	838.2
Minority interest in consolidated subsidiaries	18.5	17.7	17.3

Total equity	868.4	848.8	855.5

Total liabilities and equity	$2,224.2	$2,211.0	$2,359.5

(1)

The consolidated balance sheets as of December 31, 2008 have been modified compared to previously reported amounts to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” during the first quarter of 2009.

ON Semiconductor Reports Second Quarter of 2009 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Six Months Ended
	July 3, 2009	April 3, 2009	June 27, 2008 (1)	July 3, 2009	June 27, 2008 (1)
Net income (loss)	$(2.2)	$(33.5)	$33.5	$(35.7)	$44.2
Plus:
Depreciation and amortization	39.0	39.7	37.7	78.7	65.6
Interest expense	15.7	17.7	20.0	33.4	39.1
Interest income	(0.2)	(0.4)	(1.8)	(0.6)	(3.8)
Income tax (benefit) provision	(1.0)	7.2	(17.1)	6.2	(16.0)
Net (income) loss attributable to minority interest	(0.8)	(0.4)	0.7	(1.2)	1.0
Stock compensation expense	16.1	12.7	8.3	28.8	15.0
Restructuring, asset impairments and other, net	8.1	9.6	14.2	17.7	20.0
In-process research and development	—	—	—	—	17.7
Loss on debt prepayment	0.9	2.2	—	3.1	—
Expensing of appraised inventory fair market value step up	2.7	3.1	38.2	5.8	48.1

Adjusted EBITDA*	78.3	57.9	133.7	136.2	230.9
Increase (decrease):
Interest expense	(15.7)	(17.7)	(20.0)	(33.4)	(39.1)
Interest income	0.2	0.4	1.8	0.6	3.8
Income tax benefit (provision)	1.0	(7.2)	17.1	(6.2)	16.0
Net income (loss) attributable to minority interest	0.8	0.4	(0.7)	1.2	(1.0)
Restructuring, asset impairments, and other, net	(8.1)	(9.6)	(14.2)	(17.7)	(20.0)
Expensing of appraised inventory fair market value step up	(2.7)	(3.1)	(38.2)	(5.8)	(48.1)
(Gain) loss on sale or disposal of fixed assets	0.9	(1.3)	(1.7)	(0.4)	(4.0)
Amortization of debt issuance costs and debt discount	0.8	0.9	1.0	1.7	2.0
Provision for excess inventories	4.0	7.6	3.2	11.6	5.7
Non-cash interest expense	8.4	9.9	10.4	18.3	20.2
Cash portion of loss on debt repurchase	(0.7)	(1.7)	—	(2.4)	—
Non-cash impairment charges	0.2	—	9.8	0.2	12.0
Deferred income taxes	(0.1)	0.3	(6.5)	0.2	(7.1)
Other	(0.9)	(0.3)	0.3	(1.2)	0.3
Changes in operating assets and liabilities	(8.1)	(7.8)	(54.1)	(15.9)	7.2

Net cash provided by operating activities	$58.3	$28.7	$41.9	$87.0	$178.8

(1)

Certain amounts in the reconciliation of net income to adjusted EBITDA for the quarters and six months ended June 27, 2008 have been modified compared to previously reported amounts to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” during the first quarter of 2009.

*	Adjusted EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a performance metric for the vesting/releasing of performance based equity awards, and for earning of corporate cash bonuses when applicable. Not all of these items are necessarily included in the calculation of net income (loss) each quarter. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. We use this measure, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

ON Semiconductor Reports Second Quarter of 2009 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Six Months Ended
Reconciliation of GAAP gross profit to non-GAAP gross profit:	July 3, 2009	April 3, 2009	June 27, 2008	July 3, 2009	June 27, 2008
GAAP gross profit	$138.2	$112.1	$191.6	$250.3	$338.2

Special items:
a) Stock compensation expense	4.2	2.9	2.3	7.1	3.7
b) Expensing of appraised inventory fair market value step up	2.7	3.1	38.2	5.8	48.1
c) Amortization of intangibles	0.5	0.6	0.6	1.1	1.2

Total Special items	7.4	6.6	41.1	14.0	53.0

Non-GAAP gross profit	$145.6	$118.7	$232.7	$264.3	$391.2

	Quarter Ended (1)			Six Months Ended (1)
Reconciliation of GAAP gross margin to non-GAAP gross margin:	July 3, 2009	April 3, 2009	June 27, 2008	July 3, 2009	June 27, 2008
GAAP gross margin	32.9%	29.6%	34.1%	31.3%	34.3%

Special items:
a) Stock compensation expense	1.0%	0.8%	0.4%	0.9%	0.4%
b) Expensing of appraised inventory fair market value step up	0.6%	0.8%	6.8%	0.7%	4.9%
c) Amortization of intangibles	0.1%	0.2%	0.1%	0.1%	0.1%

Total Special items	1.8%	1.7%	7.3%	1.8%	5.4%

Non-GAAP gross margin	34.7%	31.3%	41.4%	33.1%	39.7%

A reconciliation of GAAP net income (loss) to non-GAAP net income is included below.

	Quarter Ended			Six Months Ended
Reconciliation of GAAP income (loss) to non-GAAP net income:	July 3, 2009	April 3, 2009	June 27, 2008 (2)	July 3, 2009	June 27, 2008 (2)
GAAP net income (loss) attributable to ON Semiconductor Corporation	$(3.0)	$(33.9)	$34.2	$(36.9)	$45.2

Special items:
a) Stock compensation expense – cost of revenues	4.2	2.9	2.3	7.1	3.7
b) Stock compensation expense – operating expenses	11.9	9.8	6.0	21.7	11.3
c) Expensing of appraised inventory fair market value step up – cost of revenues	2.7	3.1	38.2	5.8	48.1
d) In-process research and development	—	—	—	—	17.7
e) Amortization of intangible assets – cost of revenues	0.5	0.6	0.6	1.1	1.2
f) Amortization of acquisition related intangible assets – operating expenses	7.3	7.2	6.7	14.5	9.1
g) Restructuring, asset impairments and other, net	8.1	9.6	14.2	17.7	20.0
h) (Gain) loss on debt prepayment	0.9	2.2	—	3.1	—
i) Non-cash interest expense	8.4	9.9	10.4	18.3	20.2
j) Cash taxes	(2.3)	2.3	(17.5)	—	(16.0)

Total Special items	41.7	47.6	60.9	89.3	115.3

Non-GAAP net income	$38.7	$13.7	$95.1	$52.4	$160.5

Non-GAAP net income per share:
Basic	$0.09	$0.03	$0.24	$0.13	$0.45

Diluted	$0.09	$0.03	$0.23	$0.12	$0.45

Weighted average common shares outstanding:
Basic	420.7	413.6	397.2	417.1	352.8

Diluted:	433.3	416.7	405.8	425.0	360.1

(1)	Certain amounts may not total due to rounding of individual components.

(2)

Certain amounts for the quarter and six months ended June 27, 2008 have been modified compared to previously reported amounts to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” during the first quarter of 2009.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to stock-based compensation, amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor's core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

— Non-GAAP gross profit and gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, expensing of appraised inventory fair market value step up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

— Non-GAAP net income and net income per share. The use of these non-GAAP financial measures allow management to evaluate the operating results of ON Semiconductor's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation, amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. In addition, they are important components of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.